UNITED STATES

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SCHEDULE 14A

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PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

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Nxt-ID, Inc.

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EXPLANATORY NOTE

On October 6, 2021, Nxt-ID, Inc. (the “Company”) released voicemail messages to its stockholders with accounts at Broadridge and Mediant, the purpose of which was to provide the Company’s stockholders with a recorded message (to stockholders with Broadridge accounts, the “Broadridge Recorded Message”; to stockholders with Mediant accounts, the “Mediant Recorded Message”; and collectively, the “Recorded Messages”) from Chia-Lin Simmons, the Company’s Chief Executive Officer (the “CEO”), regarding the Company’s upcoming Special Meeting of Stockholders scheduled to be held on Friday, October 15, 2021 (the “Special Meeting”). The Recorded Messages are intended to encourage the Company’s stockholders to vote on the proposals included in the Definitive Proxy Statement that the Company filed with the Securities and Exchange Commission (“SEC”) on September 17, 2021 (the “Definitive Proxy Statement”).

On October 7, 2021, the Company released another text message, the purpose of which was to provide the Company’s stockholders with a text (the “Text”) regarding the Special Meeting and to encourage stockholders to vote for each of the two proposals included in the Definitive Proxy Statement. Also on October 7, 2021, the Company updated its website dedicated to the Special Meeting, https://www.votefornxt-id.com/ (the “Website”) to include links to a video recorded by the CEO (the “Video”), and a flyer issued to the stockholders of the Company on October 4, 2021, regarding the Special Meeting. The Video is intended to provide the Company’s stockholders with information regarding the Special Meeting, answer potential questions that stockholders may have regarding the Special Meeting, and encourage stockholders to vote on the proposals included in the Definitive Proxy Statement.

The Recorded Messages, Text, updated Website and Video each supplements the Definitive Proxy Statement and the Definitive Additional Materials filed with the SEC on September 21, 2021, September 27, 2021, September 29, 2021, September 30, 2021, October 1, 2021, October 4, 2021, October 5, 2021 and October 6, 2021.

Below is a transcript of the Broadridge Recorded Message:

This is Chia-Lin Simmons, Chief Executive Officer of NXT-ID. You should already have received materials related to our upcoming Special Shareholders Meeting, which is only one week away. Approval of the two reverse stock split proposals is vital to avoid delisting from Nasdaq and allow the Company to grow. I urge you to review the materials and vote today “FOR” both proposals.

Visit www.proxyvote.com or call 888-742-1305 to cast your vote “FOR” the proposals or if you have any questions. You can also learn more at our dedicated microsite, votefornxt-id.com. Thank you in advance for your vote. We appreciate your support and look forward to a successful future for NXT-ID.

Below is a transcript of the Mediant Recorded Message:

This is Chia-Lin Simmons, Chief Executive Officer of NXT-ID. You should already have received materials related to our upcoming Special Shareholders Meeting, which is only one week away. Approval of the two reverse stock split proposals is vital to avoid delisting from Nasdaq and allow the Company to grow. I urge you to review the materials and vote today “FOR” both proposals.

Visit www.proxypush.com or call 888-742-1305 to cast your vote “FOR” the proposals or if you have any questions. You can also learn more at our dedicated microsite, votefornxt-id.com. Thank you in advance for your vote. We appreciate your support and look forward to a successful future for NXT-ID.

Below is a copy of the Text:

Meeting is one week away. Vote Nxt-ID today to avoid delisting. Call 888-742-1305 to cast your vote FOR the proposals. Txt STOP to OptOut

Below is a copy of the updated Website information:

Below is a copy of the information appearing at the beginning of the Video:

Important Information
*** Please read all of the information below before playing this video – by playing this video, all users hereby acknowledge that they have read such information and accept the terms below***

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This video contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the business, strategy, expectations, beliefs, plans, forecasts of Nxt-ID, Inc. (the “Company,” “our,” or “us”) or its Special Meeting of Stockholders scheduled for October 15, 2021 (“Special Meeting”). The words “believe,” “expect,” “anticipate,” “should,” “could” and other expressions that indicate future events and trends identify forward-looking statements. Although such statements in this video reflect our good faith judgment that we believe are reasonable, such statements can only be based on facts and factors currently known to us and may prove to be materially inaccurate or incomplete, in whole or in part and, therefore, undue reliance should not be placed on them. Actual results could differ materially from those anticipated in such statements due to various factors included in our filings with the Securities and Exchange Commission (the “SEC”), including those in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on April 15, 2021, as revised or updated for any material changes described in any subsequently-filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Such statements are not a guarantee of future performance and speak only as of the date they are contained in this video (unless an earlier date is indicated), and we are not obligated to update any such statements, except as required by applicable securities laws. Each forward-looking statement in our Definitive Proxy Statement filed with the SEC on September 17, 2021 (“Proxy Statement”), including any amendments and supplements thereto, is qualified in its entirety by this cautionary statement. You should read our Proxy Statement and any such amendments or supplements along with this information prior to reaching any conclusions or making any investment decisions.

ADDITIONAL INFORMATION

We filed the Proxy Statement and proxy card with the SEC in connection with our solicitation of proxies for the Special Meeting. OUR SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the Proxy Statement, any amendments or supplements thereto and other documents as and when filed by us with the SEC without charge from the SEC’s website at www.sec.gov. Shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents from our website at https://investors.nxt-id.com/financial-information/sec-filings.

DISCLAIMER

We are not obligated to update or correct any information contained in this video even if we become aware that it is inaccurate or outdated. We may also add, change, discontinue, remove or suspend any content posted in this video without notice and without liability at any time. No representation or warranty, express or implied, is made as to the accuracy or completeness of any information contained in this video. We expressly disclaim any and all liability based, in whole or in part, on such information, any errors therein or omissions therefrom. Furthermore, we reserve the right to modify or change our views or conclusions at any time in the future without notice.

We accept no liability and will not be liable for any loss or damage arising directly or indirectly (including special, incidental or consequential loss or damage) from use of this video, including any loss, damage or expense arising from, but not limited to, any defect, error, imperfection, fault, omission, mistake or inaccuracy in this video, its contents or associated services, or due to any unavailability of the video or any part thereof or any contents or associated services.

The information contained in this video does not recommend the purchase or sale of any security nor is it an offer to sell or a solicitation of an offer to buy any security. Furthermore, the information contained in this video is not intended to be, nor should it be construed or used as, investment, tax or legal advice. This video is not intended for use by any person or entity in any jurisdiction or country where such use would be contrary to local law or regulation.

We have neither sought nor obtained the consent from any third party to use any statements or information contained in this video that have been obtained or derived from statements made or published by such third parties. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein.

Below is a transcript of the Video:

Hello everyone. I’m Chia-Lin Simmons, CEO of NXT-ID. I joined the company a little over 100 days ago. I’m speaking to you directly because of the importance and urgency for you to vote to approve the proposed reverse stock splits of our common and Series C preferred stocks.

I know you probably have many questions about what these proposals mean – and about the future of the company – because I’ve spoken to many shareholders in recent days.

I would like to address some of those questions today and encourage all of you, if you haven’t already, to vote today FOR both of the reverse stock split proposals.

For those of you who may not know, a reverse stock split is a mechanism often used by companies to regain compliance with a stock exchange’s “minimum bid price” listing requirement.

After the reverse stock splits, if approved, each NXT-ID shareholder will hold the same proportional ownership in the Company as before each split.

And most importantly, we will avoid delisting from Nasdaq if our shareholders approve the reverse stock splits.

I also want to share some information about the exciting opportunities ahead for NXT-ID, and why it is vitally important to maintain our Nasdaq stock exchange listing so that we can continue to pursue those opportunities.

Probably the most important question I can answer right now is, “what will happen if the company’s proposals for the reverse stock splits are not approved?”

If the proposals are not approved by a majority of outstanding NXT-ID shares at our October 15th special meeting, we expect that our common stock WILL be delisted from Nasdaq as soon as October 18, 2021.

Delisting would likely adversely affect the trading volume and the value of our common stock you hold. Delisting also means you may find it more difficult to sell, or to obtain accurate quotations in seeking to trade our common stock.

On the other hand, we believe that a vote FOR the reverse stock split proposals will most likely help us maintain our common stock’s volume and ease of trading – and may even continue to encourage a broader range of investors to invest in our company.

This will also encourage analysts and brokers to stay interested in our securities, which will help to keep our company and our stock relevant to those who wish to sell or buy the shares.

And ultimately, you’ll be helping to protect your investment in NXT-ID and ensure you will have the opportunity to benefit fully from future growth. Please vote today FOR both of our proposals.

I also hear from many shareholders about their disappointment with our company’s past performance, and they ask, “how are you going to change the course of this company?”

First and foremost, we understand and share your concern about where the Company has been, and where it’s going. We are a new management team, here to change the direction of the company.

I recently marked my 100th day as CEO of your company, and I’m excited by the opportunities at NXT-ID. We’re not going to dwell on the past, but we are taking action to ensure a better future.

We have a plan to grow and create long-term shareholder value.

But in order to do any of that, we have to retain our Nasdaq exchange listing. Remaining listed on this major stock exchange will help us achieve our growth plans. You could help accomplish that by voting today FOR our two reverse stock split proposals, so that we are not delisted.

When I explain this to shareholders, they very reasonably ask, “okay, if we help NXT-ID retain its Nasdaq listing, what changes can we expect to see as a result?”

It’s clear that there are things that need to change for NXT-ID to grow successfully. We have known that for some time, innovation and new product delivery has been at a standstill, that our stock price has suffered, and that the company’s communication with you, our shareholders, has been spotty, at best.

One of the first changes we plan for you to see – and I think you’re seeing it already as we seek your support for these proposals – is a lot more communication about what we’re doing and where we want to take the company.

Our new team also has a renewed focus on growth, and we are already working hard to put our company back on track for growth.

You might ask, “growth is good, but we’ve been hearing that for years and haven’t seen any, so what’s your plan to actually do that?”

My answer, as a starting point, is that we want to return our company to its innovative roots.

When NXT-ID’s subsidiary LogicMark first launched its non-monitored product in 2006, it was truly groundbreaking. In a sea of products that came with a monthly bill for monitoring, LogicMark launched a Personal Emergency Response System – or PERS – that allowed those with a fixed income to have safety and protection without having to pay a monthly bill.

But to return to those roots, we need to have a new team with the right technological expertise and a track record of driving revenue, acquiring customers and developing strategic partnerships – all of which are critical to executing our growth plans. And we have been and are continuing to build that team.

We also need the technology with which to innovate and, fortunately, we believe we have a very promising portfolio of intellectual property, much of which has not yet been developed and launched. That also is something we intend to change quickly.

I’m talking a lot about the future of our Company, but you might be wondering “what are we actually doing *now* to grow the company, and when will we start to see results?”

The answer is that we already are developing and delivering new strategies and products, and the results are starting to show.

For example, we just secured a US General Services Administration – or GSA – contract, which will give NXT-ID the opportunity to put LogicMark products into the hands of many more people who need them.

GSA contracts are long-term, government-wide contracts with commercial firms providing federal, state and local government buyers access to more than 11 million commercial suppliers, products and services.

GSA contracts are not easy to obtain, but we did.

And our new GSA contract means that NXT-ID is better positioned to serve its long-term partners like the Veterans Health Administration, the America’s largest integrated health care system, along with other federal, state and local entities.

Better serving these partners means more potential for new PERS technology. PERS is a technology category that we believe is ripe for innovation, so we see a compelling opportunity for new products.

And PERS technology, we believe, is being relied on now more than ever, so that means that our addressable market is growing.

This is because, for anyone living alone or needing increased medical attention, this technology can be a lifesaver.

Every day in the U.S., 10,000 people turn 65, and the number of older adults will more than double over the next several decades to top 88 million people and represent over 20 percent of the population by 2050.

It is also clear to us at NXT-ID that there is technology innovation that can help caretakers. Not just professional caretakers, but also the “invisible caretakers” – those of us who take care of our loved ones. It is for them that we innovate better technology that can help us better communicate and manage the care of our loved ones.

As you can see, innovative technology plus a growing addressable market equals an exciting growth opportunity for NXT-ID.

But going after these opportunities starts here. It starts with our company remaining listed on Nasdaq. Even if we never raise another dollar of capital, our business partners and customers will respect an exchange listed company more than one that trades on an over-the-counter market.

Remaining listed on Nasdaq is extremely important for helping us raise the capital we need to fund our growth plans. Our leadership is still in its early days, and we need your patience and support. But right now, what we need most is your vote, today, FOR both of the reverse stock split proposals.

Only by voting FOR these proposals can you help NXT-ID avoid imminent delisting, and the negative impact that would have on your NXT-ID common stock, and your ability to easily trade your shares.

If have questions about how to vote your shares FOR the proposals, I encourage you to review the information on our website dedicated to the Special Meeting and your vote, www.voteFornxt-id.com, and to contact our proxy solicitor, Laurel Hill Advisory Group, LLC, at 888-742-1305.

Thank you for watching and your interest in NXT-ID. I look forward to the opportunity to talk with you again soon.

* * *

Note: Notwithstanding the foregoing or anything to the contrary contained herein, as a precaution due to the outbreak of the coronavirus (COVID-19), the Company is planning for the possibility that there may be limitations on attending the Special Meeting in person, or the Company may decide to hold the Special Meeting on a different date, at a different location or by means of remote communication (i.e., a “virtual meeting”).